Exhibit 4.8

SHARES

CORPORATE SEAL

DELAWARE

1930

The lnterpublic Group of Companies, Inc.

NUMBER

IP 338163

UNITED STATES BANKNOTE CORPORATION

INCORPORATED UNDER THE

LAWS OF DELAWARE

Common Stock

The lnterpublic Group of Companies, Inc.

CUSIP 460690 10 0

COUNTERSIGNED AND REGISTERED:

MELLON INVESTOR SERVICES LLC

BY

TRANSFER AGENT

AND REGISTRAR

AUTHORIZED SIGNATURE

This certifies that

is the owner of

see reverse for certain definitions

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF THE PAR VALUE OF TEN CENTS EACH OF The lnterpublic Group of Companies, Inc.

Dated

Secretary

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM- as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

UNIF GIFT MIN ACT- Custodian.

( Cust)

(Minor)

under Uniform Gifts to Minors Act

(state)

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares of the capital stock represented by the within certificate and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named company with full power of subsuition in the premises.

Dated

NOTICE:

THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR. WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.